Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2022, with respect to the consolidated financial statements of Rivian Automotive, Inc. and subsidiaries, incorporated herein by reference.
/s/ KPMG LLP
Detroit, Michigan
March 31, 2022